                                5,000,000 SHARES

                                MCN CORPORATION
                            (A MICHIGAN CORPORATION)

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


                               PURCHASE AGREEMENT


                                                                  March 14, 1995


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SMITH BARNEY INC.
DEAN WITTER REYNOLDS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
  as the Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281

Dear Sirs:

         MCN Corporation, a Michigan corporation (the "Company") confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc., Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation and A.G. Edwards & Sons, Inc. are acting as the representatives (in such capacity, such firms shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth opposite their names on Schedule A hereto, except as may otherwise be provided in the Pricing Agreement, as hereinafter defined.
The shares of Common Stock to be purchased by the Underwriters are hereinafter referred to as the "Securities".

         Prior to the purchase and public offering of the Securities by the Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-55665), including a prospectus relating to the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act") and such registration statement has been declared effective by the Commission. Such registration statement and prospectus have been amended and supplemented prior to the date of this Agreement, any such amendment and supplement were so prepared and filed with the Commission, and any such amendment has become effective. A prospectus supplement (the "Prospectus Supplement") relating to the Securities has been so prepared and will be filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement, including all exhibits thereto, which shall be deemed to include all information omitted therefrom, if any, in reliance upon Rule 430A of the 1933 Act Regulations and contained in a final prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, as amended and supplemented to the date of this Agreement is referred to herein as the "Registration Statement". The prospectus, as amended and supplemented (including the Prospectus Supplement) in the form in which it has most recently been filed with the Commission on or after the date of this Agreement is referred to herein as the "Prospectus", except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file with the Commission at the time the Registration became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. Any reference herein to the Registration Statement and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such Registration Statement or Prospectus, as the case may be. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration

Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; all references in this Agreement to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to mean and include without limitation the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references to the Prospectus as amended or supplemented in relation to the Securities sold pursuant to this Agreement, in the form filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations, shall mean and include any documents incorporated by reference therein as of the date of such filing.

              The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Pricing Agreement has been executed and delivered.

         SECTION 1.  Representations and Warranties.   (a)  The Company
represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                (i) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

                (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

                (iii) The Registration Statement and the Prospectus comply, and any amendments or supplements thereto will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date in the case of the Registration Statement and any amendment thereto and as of the applicable filing date in the case of the Prospectus and any supplement thereto, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

                (iv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed with the Commission or amended, as the case may be, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations or the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus will, if and when such documents are filed with the Commission, or when amended, as the case may be, comply in all material respects to the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

                (v) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (vi) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has not been any material change in the long term debt of the Company and (D) except for regular quarterly dividends on Common Stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (ix) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except for the Redeemable Cumulative Preferred Stock, $2.05 Series of Michigan Consolidated Gas Company), directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity with the exception of Saginaw Bay Pipeline Company whose stock is pledged under a certain project financing agreement.

                (x) The Company had, as of the date indicated in the Prospectus, an authorized capitalization as set forth in the Prospectus; since such date there has been no change in the consolidated capitalization of the Company and its subsidiaries (other than changes in outstanding Common Stock resulting from employee benefit plan or dividend reinvestment and stock purchase plan transactions); and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Prospectus.

                (xi) The Securities have been duly authorized by the Company for issuance and sale to the Underwriters, and when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to all statements relating to the Securities contained in the Prospectus, and the issuance of the Securities is not subject to preemptive or other similar rights.

                (xii) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or any other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject.

                (xiii) The issue and sale of the Securities by the Company; the execution, delivery and performance by the Company of this Agreement and the Pricing Agreement; the consummation of the transactions herein and therein contemplated; and the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the charter or by-laws of any of its subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

                (xiv) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (xv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement, or to any documents incorporated by reference therein, by the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, which have not been so filed.

                (xvi) The Company and its subsidiaries have good and marketable title to all material real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the pipeline, distribution main and underground gas storage easements enjoyed by the Company are valid, subsisting and enforceable easements with such exceptions as are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries; the Company and its subsidiaries possess all licenses, franchises, indeterminate permits, certificates, other permits, authorizations, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business now operated by each of them with such exceptions which, singly or in the aggregate, are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries considered as one enterprise; all such licenses, franchises, indeterminate permits, certificates, other permits, orders, authorizations, approvals and consents are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries considered as one enterprise and, except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                (xvii) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency is required in connection with the issue and sale of the Securities hereunder, or the consummation by the Company of any other transactions contemplated hereby, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

                (xviii)   This Agreement has been, and, at the Representation
         Date, the Pricing Agreement will have been, duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

                (xix) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

                (xx) None of the Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxi) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require it to register thereunder.

                (xxii)    The Company is in compliance with all provisions of
         Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.

            (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.


         SECTION 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Securities set forth in Schedule A hereto opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

                     (1) If the Company has elected not to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and any necessary amendments to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                     (2)     If the Company has elected to rely upon
Rule 430A of the 1933 Act Regulations, the purchase price per share to be paid by the several Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Securities shall be a fixed price to be determined by agreement between the Representatives and the

Company. The initial public offering price per share of the Securities shall not be higher than the last reported sales price (regular way) or the last reported asked price, whichever is higher, of the Common Stock on the New York Stock Exchange immediately prior to determination of the public offering price. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives.

            (b) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York time, on the fifth business day (unless postponed in accordance with the provisions of Section 10) after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks, or by wire transfer of New York Clearing House or other similar next day funds to an account designated in writing by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives, individually and not as the representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check or funds have not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 A.M., New York time, on the last business day prior to Closing Time at the offices of First Chicago Trust Company of New York, 525 Washington Boulevard, Jersey City, New Jersey 07313.



         SECTION 3. Covenants of the Company. The Company agrees with each Underwriter as follows:

            (a) Promptly following the execution of this Agreement, the Company will cause the Prospectus, including as a part thereof a prospectus supplement relating to the Securities to be filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations and the Company will promptly advise the Representatives when such filing has been made. Prior to the filing, the Company will cooperate with the Representatives in the preparation of such prospectus supplement to assure that the Representatives have no reasonable objection to the form or content thereof when filed or mailed.

            (b) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (c) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall object.

            (d) The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

            (e) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder.

            (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus or file such document (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

            (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

            (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

            (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

            (j) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

            (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

            (l) The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

            (m) During a period of 180 days from the date of the Pricing Agreement, the Company will not, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to employee benefit plan or dividend reinvestment and stock purchase plan transactions).

            (n) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and changes in the financial position of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Closing Time), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

            (o) During a period of three years from the Closing Time, to make generally available to the Representatives copies of all reports and other communications (financial or other) mailed to stockholders, and to deliver to the Representatives promptly after they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and shall furnish such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).



         SECTION 4. Payment of Expenses. The Company agrees with the several Underwriters to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Legal Investment Survey, (viii) the fee of the National Association of Securities Dealers, Inc., (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) the cost and charges of any transfer agent or registrar.

                 If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.


         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

            (b) At Closing Time the Representatives shall have received:

                (1)     The favorable opinion, dated as of Closing
Time, of Daniel L. Schiffer, Esq., Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                       (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

                       (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                       (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required.

                        (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to employee benefit plan or dividend reinvestment and stock purchase plan transactions), and the shares ofissued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                         (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable.

                        (vi) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge and information, otherwise.

                       (vii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge and information, is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity with the exception of Saginaw Bay Pipeline Company whose stock is pledged under a certain project finance agreement.

                            (viii) This Agreement and the Pricing Agreement have each been duly authorized, executed and delivered by the Company.

                              (ix) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or, to the best of such counsel's knowledge, threatened by the Commission.

                               (x)   At the time the Registration Statement
         became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                              (xi)   The documents incorporated by reference
         in the Prospectus at the time they were filed with the Commission or amended (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of the Registration Statement, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading.

                      (xii) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of the certificate used to evidence the Securities is in due and proper form and complies with all applicable statutory requirements.

                     (xiii) To the best of such counsel's knowledge and information, there are no actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                      (xiv) The information in the Prospectus under "MCN Corporation", "Capitalization of MCN at December 31, 1994", "Use of Proceeds" and "Description of MCN Capital Stock", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                       (xv) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.


                      (xvi) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency is required in connection with the issuance and sale of the Securities or the consummation by the Company of any transactions contemplated hereby, except such as have been obtained and made under the 1933 Act and the 1933 Act Regulations or such as may be required under state securities or Blue Sky laws.

                      (xvii) The issuance and sale by the Company of the Securities; the execution, delivery and performance by the Company of this Agreement and the Pricing Agreement; the consummation of the transactions contemplated herein and therein; and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

                      (xviii)   The Company and its subsidiaries possess all
         licenses, franchises, indeterminate permits, certificates, other permits, authorizations, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them as described in the Registration Statement and Prospectus with such exceptions as are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries considered as one enterprise; all such licenses, franchises, indeterminate permits, certificates, other permits, authorizations, approvals, and consents are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries considered as one enterprise and, except as otherwise set forth in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                      (xix) None of the Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the 1940 Act.

                     (xx) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require it to register thereunder.

                    (xxi)    The Company is in compliance with all provisions of
         Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.

                 (2) The favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, with respect to the matters set forth in (i), (v), (vi), (viii), (ix), (x) and (xii) of subsection (b)(1) of this Section.

                 (3)     In giving their opinions required by subsections
(b)(1) and (b)(2), respectively, of this Section Daniel L. Schiffer,
Esq. and LeBoeuf, Lamb, Greene & MacRae, L.L.P. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included (or includes) an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to matters of Michigan law upon the opinion of Daniel L. Schiffer, Esq., which opinion shall be in form and substance satisfactory to counsel for the Underwriters.

              (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            (d) At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated the Representation Date in form and substance satisfactory to the Representatives, to the effect set forth below and as to such other matters as the Representatives may reasonably request, that:

                      (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

                     (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act and the related published rules and regulations thereunder; and if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

                      (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in the Company's

                 Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                                (iv) On the basis of limited procedures, not
                 constituting an audit in accordance with generally accepted auditing standards, including a reading of the unaudited consolidated financial statements and other information referred to below, a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                  (A) The unaudited consolidated financial statements set forth in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Form 10-Q and the Exchange Act Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                                  (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus as
                   amended or supplemented;

                        (C) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                         (D) As of a specified date not more than five days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt including capital lease obligations (except for sinking fund and installment requirements under their long-term debt agreement, terms of the preferred stock of the Company and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholder's equity (other than quarterly dividends declared to stockholders) of the Company and its consolidated subsidiaries, in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, except in each case for changes, increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                         (E) for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which consolidated financial statements are available there were any decreases in consolidated operating revenues, operating income, net income or earnings available for Common Stock of the Company and its consolidated subsidiaries, or any increases in any items specified by the Representatives, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter.

                                  (F) The unaudited consolidated financial statements referred to in Clause (E) are not stated on a basis substantially consistent with the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented.

                          (v) In addition to the limited procedures, inspection of minute books, inquiries and other procedures referred to in clause (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus as amended or supplemented and the Registration Statement, in the Company's Annual Report on Form 10-K for the latest year ended and in the Company's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                 (e) At Closing Time the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

                 (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                 (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to any of the

Company's securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purpose of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the Company's securities.

                 (h) At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

                 If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.


         SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

        (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


         SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting compensation paid by the Company appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.


         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.


         SECTION 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business or the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Michigan authorities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the total number of Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

        (b) if the number of Defaulted Securities exceeds 10% of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281, attention of Anthony
V. Leness, Managing Director; notices to the Company shall be directed to it at MCN Corporation, 500 Griswold Street, Detroit, Michigan 48226, attention of Daniel L. Schiffer, Vice President, General Counsel and Secretary.

         SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise indicated.

         SECTION 14. Overallotment Option. (a) In addition to the shares of Common Stock being sold by the Company and described in the first paragraph of this Agreement (which are referred to herein as the "Firm Shares"), the Underwriters, at their option shall have the right to purchase from the Company up to an aggregate of 750,000 additional shares ("Optional Shares") for the purpose of covering any over-allotments made in connection with the sale of the Firm Shares. The purchase price per share to be paid for the Optional Shares shall be the same price per share to be paid for the Firm Shares. The option granted hereby may be exercised as to all or any part of the Optional Shares at any time and from time to time not more than 30 days subsequent to the date of the initial public offering of the Securities. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company. Section 2 shall be deemed to apply only to the purchase, sale and delivery of the Firm Shares.
References to Section 2 and references in the fourth paragraph of this Agreement and in Schedule A hereto to the "Securities" shall be deemed to be references to the "Firm Shares"; except as otherwise provided in this Section 14, other references in this Agreement to the "Securities" shall be deemed to include the Firm Shares and the Optional Shares.

                 (b) The option granted hereby may be exercised by the Representatives by giving written notice to the Company setting forth the number of Optional Shares to be purchased by the Underwriters and the date and time for delivery of the payment for the Optional Shares. Upon any exercise of the option by the Representatives, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, that Underwriter's proportionate share (based upon the respective underwriting obligations of the several Underwriters hereunder as set forth in Schedule A hereto except as may be adjusted to eliminate fractions) of the number of Optional Shares specified in such notice. The "Closing Time" as defined in Section 3 shall be deemed to be the "First Closing Time", and the time for the delivery of and payment for Optional Shares (which may be the First Closing Time) is herein referred to as the "Option Closing Time". The Option Closing Time shall not be later than 10 days after the Representatives give to the Company written notice of their election to purchase Optional Shares. The preparation, registration, checking and delivery of, and payment for, the Optional Shares shall occur or be made in the same manner as provided in Section 3 for the Firm Shares, except as the Representatives and the Company may otherwise agree.

                 (c) The conditions to the Underwriters' obligation set forth in Section 5 shall be deemed to be conditions to the Underwriters' obligations to purchase and pay for the Securities to be purchased on each Option Closing Time; references in that Section and in Sections 1, 9 and 10 to the "Closing Time" shall be deemed to be references to the Option Closing Time, and references to the "Securities" in Section 5 shall be deemed to be references to the Securities to be purchased at such Option Closing Time. A termination of this Agreement as to the Optional Shares after the First Closing Time will not terminate this Agreement as to the Firm Shares.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                            Very truly yours,

                                            MCN CORPORATION


                                            By:  /s/ William K. McCrackin
                                                -------------------------
                                                Name:  William K. McCrackin
                                                Title: Vice Chairman and Chief
                                                       Financial Officer



CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SMITH BARNEY INC.
DEAN WITTER REYNOLDS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.


By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated


By:     /s/  Anthony V. Leness
   ---------------------------
Authorized Signatory:  Anthony V. Leness


For themselves and as the Representatives of the several Underwriters named in Schedule A hereto.

                                             SCHEDULE A



                        Name of Underwriter                                           Number of Shares
                        -------------------                                           ----------------
 Merrill Lynch, Pierce, Fenner & Smith
   Incorporated  . . . . . . . . . . . . . . . . . . . . . . . .                            760,000
 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . .                            760,000
 Dean Witter Reynolds Inc. . . . . . . . . . . . . . . . . . . .                            760,000
 Donaldson, Lufkin & Jenrette
   Securities Corporation. . . . . . . . . . . . . . . . . . . .                            760,000
 A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . .                            760,000
 Lehman Brothers Inc.. . . . . . . . . . . . . . . . . . . . . .                            160,000
 PaineWebber Incorporated. . . . . . . . . . . . . . . . . . . .                            160,000
 Robert W. Baird & Co. Incorporated. . . . . . . . . . . . . . .                             80,000
 First of Michigan Corporation . . . . . . . . . . . . . . . . .                             80,000
 Edward D. Jones & Co. . . . . . . . . . . . . . . . . . . . . .                             80,000
 Ladenburg, Thalmann & Co. Inc.. . . . . . . . . . . . . . . . .                             80,000
 Roney & Co. . . . . . . . . . . . . . . . . . . . . . . . . . .                             80,000
 Advest, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . .                             40,000
 Cowen & Company . . . . . . . . . . . . . . . . . . . . . . . .                             40,000
 Dain Bosworth Incorporated. . . . . . . . . . . . . . . . . . .                             40,000
 Interstate/Johnson Lane Corporation . . . . . . . . . . . . . .                             40,000
 Janney Montgomery Scott Inc.. . . . . . . . . . . . . . . . . .                             40,000
 Legg Mason Wood Walker, Incorporated  . . . . . . . . . . . . .                             40,000
 McDonald & Company Securities, Inc. . . . . . . . . . . . . . .                             40,000
 The Ohio Company. . . . . . . . . . . . . . . . . . . . . . . .                             40,000
 Piper Jaffray Inc.. . . . . . . . . . . . . . . . . . . . . . .                             40,000
 Raymond James & Associates, Inc.. . . . . . . . . . . . . . . .                             40,000
 The Robinson-Humphrey Company, Inc. . . . . . . . . . . . . . .                             40,000
 Wheat, First Securities, Inc. . . . . . . . . . . . . . . . . .                             40,000
                                                                                          ---------
 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          5,000,000
                                                                                          =========


                                                                       Exhibit A

                                5,000,000 SHARES

                                MCN CORPORATION
                            (A MICHIGAN CORPORATION)

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


                               PRICING AGREEMENT
                                                                  March 14, 1995


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SMITH BARNEY INC.
DEAN WITTER REYNOLDS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
  as the Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

Dear Sirs:

                 Reference is made to the Purchase Agreement, dated March 14, 1995 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto of the above shares of Common Stock, par value $.01 per share (the "Securities"), of MCN Corporation (the "Company").

                 Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                 1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $17.875.

                 2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $17.225, being an amount equal to the initial public offering price set forth above less $.65 per share.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                             Very truly yours,


                                             MCN CORPORATION



                                             By:  /s/  William K. McCrackin
                                                ----------------------------
                                                Name:  William K. McCrackin
                                                Title: Vice Chairman and Chief
                                                       Financial Officer



CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SMITH BARNEY INC.
DEAN WITTER REYNOLDS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.

By:  Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By:     /s/  Anthony V. Leness
   ---------------------------
Authorized Signatory:  Anthony V. Leness

For themselves and as the Representatives of the several Underwriters named in the Purchase Agreement.





                                     - 2 -